Exhibit 10.4

WEBUY Partnership Agreement

THIS AGREEMENT made on [ 9/10/2021 ] by and between:

“NEW RETAIL INTERNATIONAL PTE LTD” also known as “WEBUY” (Party A), a company duly incorporated and organized under the Laws of Singapore, which is a social e-commerce platform, having its registered address at 18 Tampines Industrial Crescent, #04-03, Space@Tampines, Singapore 528605

And

[ Dora ] (Party B), an individual, having its registered address at [ Blk 256C Sumang Walk #12-635 S(823256) ]

WHEREAS:

Content

Party B has passed the review and authorization of Party A and has become a partner of WEBUY for the platform business of Party A. Party B is responsible for the following:

1. Develop a team of group leaders and customers and establish the adhesion of platform customers.

2. Training and management of group leaders. The training content includes the group sales model of platform products, the receiving and distribution of goods, and the after-sales service procedures.

3. Exploring and realizing the needs of the group leaders and customers, guiding the group leader’s group on their sales model and customers’ buying habits.

Party A's Rights and Obligation

1. Party A has the right to manage Party B’s daily operations and perform assessments based on the progress of Party B’s performance of duties.

2. Party A provides Party B with business standard guidance, product promotion and other business support.

3. Party A has the right to revise the incentives standards according to the development of product sales on the platform and notify Party B in advance.

4. Party A has the right to modify the assessment items and corresponding indicators, requirements, and weights according to the development of the specific platform business.

5. Party A recognizes the uniqueness of Party B's area (250-meter area protection), Party A will not develop a new group leader within the protection area of Party B's 250- meter area and will hide or close the non-partner leader's shop within the protection area on the platform.

Party B's Rights and Obligations

1. During the contractual period, Party B shall observe the work management and arrangements of Party A and shall not collaborate with other same or similar platform operators and suppliers in the same or similar field of platform customers (including sales of products, except for products not sold by Party A).

2. Party A prioritizes assistance to the group leaders of Party B, including but not limited to, ensure that the group leaders of the partner will have priority to stocks with insufficient quantity, group leaders of the partner have priority in placing orders for exclusive products and tasting of new products.

3. Party B actively promotes Party A’s platform products and maintains Party A’s corporate image and service quality. Party B shall ensure to provide customers with good services and shall not use fraud, coercion and other improper means to damage the interests and reputation of customers and Party A. Party B shall provide high-quality and satisfactory services to Party A’s platform customers, including product purchase consultation, after-sales service etc.

The Rights and Obligations of Both Parties

1. Both parties are obliged to proactively safeguard the reputation and interests of the other party. Neither party’s actions shall violate national laws, regulations, or the regulations of the competent industry authority, nor damage the interests of customers, otherwise they shall bear all the responsibilities arising therefrom.

2. Once both parties agreed to terminate the agreement, Party A will no longer pay any additional commissions to Party B or give priority to any of the group leaders of Party B.

3. The breaching party of this contract will be required to pay the other party a maximum penalty that does not exceed the maximum incentives given.

Commitment to Trade Secrets

The trade secrets referred to in this agreement refer to business information that is not known to the public, can bring economic benefits to the provider which is subject to confidentiality measures taken by the provider. Business information includes but is not limited to its business model, financial information, management knowledge, customer details, production plan, source of supply, sales channels, agreement content and other confidential correspondences.

1. Both parties promise to keep confidential of the documents and materials that belong to the other party and cannot be obtained from public channels, including business information, that are learned during the process of discussing, signing and implementing of this agreement. Without the consent of the original provider of the information and documents, the other party shall not disclose the information to any third party.

2. If the relevant provisions of this agreement are violated, the breaching party must make rectification immediately and compensate the provider for any losses caused thereby.

3. After the termination of this agreement, this clause will apply for 2 years.

In Accordance with the Law

1. This agreement will come into effect after both parties have signed it. Alternation of agreement can be changed or enhanced by either party with consent of both parties. Any alternation thereafter, it shall have the same legal effect.

2. Disputes arising during the contractual period can be resolved by both parties through negotiation and litigation.

3. After signing of the agreement, each party shall hold one copy.

THUS, this Agreement has been executed by the Parties in duplicate on the signing date above.

Signed by:		Signed by:

/s/ Hanna		/s/ Dora
NEW RETAIL INTERNATIONAL PTD LTD		NAME: Dora
NAME:	Hanna	NRIC NO.:	S8204664Z
DATE:	9/14/2021	DATE: 9/10/2021

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